UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2014

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2014, Monsanto Company (“Monsanto”) entered into uncollared accelerated share repurchase (ASR) agreements with each of JPMorgan Chase Bank, N.A. (“JPMorgan”) and Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase an aggregate of $6.0 billion of the Company’s common stock. The ASR is part of Monsanto’s previously announced share repurchase programs. Monsanto is funding the ASR with proceeds from its previously announced $4.5 billion debt offering and the issuance of commercial paper, and cash on hand.

Under the terms of the ASR agreements, Monsanto will make a $3.0 billion payment to each of JPMorgan and Goldman Sachs on July 7, 2014 and will receive from each of them on the same day an initial delivery of approximately 19.3 million shares of Monsanto’s common stock, based on current market prices. The final number of shares to be repurchased will be based on the volume-weighted average stock price of Monsanto’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreements. At settlement, under certain circumstances, each of JPMorgan and Goldman Sachs may be required to deliver additional shares of common stock to Monsanto, or under certain circumstances, Monsanto may be required to deliver shares of common stock or to make a cash payment, at its election, to JPMorgan and Goldman Sachs. The final settlement of the transactions under the ASR agreements is expected to occur in up to nine months.

Each of the ASR agreements contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to its scheduled maturity and various acknowledgements, representations and warranties made by Monsanto and JPMorgan or Goldman Sachs, as applicable, to one another.

From time to time, JPMorgan, Goldman Sachs and/or their affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with Monsanto for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR agreements does not purport to be complete and is qualified in its entirety by reference to the ASR agreements, copies of which are attached as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Master Confirmation—Uncollared Accelerated Share Repurchase dated July 1, 2014 between Monsanto Company and JPMorgan Chase Bank, N.A.

10.2 Master Confirmation—Uncollared Accelerated Share Repurchase dated July 1, 2014 between Monsanto Company and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONSANTO COMPANY

Date: July 1, 2014	By:	/s/ Tom D. Hartley
Name: Tom D. Hartley
Title: Vice President and Treasurer

EXHIBIT INDEX

Exhibit 10.1	Master Confirmation—Uncollared Accelerated Share Repurchase dated July 1, 2014 between Monsanto Company and JPMorgan Chase Bank, N.A.

Exhibit 10.2	Master Confirmation—Uncollared Accelerated Share Repurchase dated July 1, 2014 between Monsanto Company and Goldman, Sachs & Co.